Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

Entity Name	Jurisdiction
Advance Petroleum, LLC	Florida
AHT Services, LLC	Nevada
Air Petro Corp.	California
Alta Fuels, LLC	Colorado
Alta Transportation, LLC	Colorado
Altitude Ventures Holding Inc.	Delaware
Amelia Holding AB	Sweden
ANY-G B.V.	Netherlands
ANY-G Services B.V.	Netherlands
Ascent Aviation Group, Inc.	New York
Associated Petroleum Products, Inc.	Washington
AVCARD Holding Company (BVI) Ltd.	British Virgin Islands
AVCARD Services (BVI), Ltd.	British Virgin Islands
Avinode, Inc.	Delaware
Avinode Aktiebolag	Sweden
Avinode Shared Services AB	Sweden
Baseops International, Inc.	Texas
Bergen Energi AB	Sweden
Bergen Energi ApS	Denmark
Bergen Energi Deutschland GmbH	Germany
Bergen Energi France SarL	France
Bergen Energi Green Services AS	Norway
Bergen Energi Markets AS	Norway
Bergen Energi Nederland B.V.	Netherlands
Bergen Energi Spot AS	Norway
Casa Petro, S.R.L.	Costa Rica
Chrome Club, Inc.	Minnesota
Colt International, L.L.C.	Texas
Colt International das Américas Serviços de Aviação Ltda.	Brazil
Colt International Europe SARL	Switzerland
Colt Risk Management Services, LLC	Texas
Combustibles Aereos Nacionales, S. de R.L. de C.V. *	Mexico
Ecuacentair Cia. Ltda.	Ecuador
Falmouth Oil Services Limited *	United Kingdom
Falmouth Petroleum Limited	United Kingdom
Gib Oil (UK) Limited	United Kingdom
Gib Oil Limited	Gibraltar
Hellenic Aviation Fuel Company S.A.	Greece
Henty Oil Limited	United Kingdom
Henty Shipping Services Limited	United Kingdom
IRC Oil Technics, Inc.*	Delaware
JCP Brazil, LLC	Texas
K T M, Inc.	Colorado
Kinect Energy AS	Norway
Kinect Energy Denmark A/S	Denmark
Kinect Energy Hungary Kft	Hungary
Kinect Energy, Inc.	Florida
Kinect Energy UK Limited	United Kingdom
Kropp Holdings, Inc.	Maryland
LFO Holdings Limited	United Kingdom

Exhibit 21.1

SUBSIDIARIES OF REGISTRANT (CONTINUED)

Entity Name	Jurisdiction
Linton Fuel Oils Limited	United Kingdom
MH Aviation Services (Pty) Ltd	South Africa
MS Europe B.V.	Netherlands
Multi Service Aero B.V.	Netherlands
Multi Service Comercio, S. de R.L. de C.V.	Mexico
Multi Service Holding B.V.	Netherlands
Multi Service Pre Paid Solutions B.V.	Netherlands
Multi Service Private Label B.V.	Netherlands
Multi Service PTY Limited	Australia
Multi Service Technology Solutions, Inc.	Florida
Nordic Camp Supply ApS	Denmark
Nordic Camp Supply B.V.	Netherlands
Norenergi A/S	Denmark
Norse Bunkers AS	Norway
Oil Shipping (Bunkering) B.V.	Netherlands
Oil Shipping Korea Limited	Korea
PAPCO, Inc.	Virginia
PAX Distribution, LLC	Washington
PayNode AB	Sweden
Petro Air, Corp.	Puerto Rico
Petroleum Transport Solutions, LLC	Minnesota
PetroServicios de Costa Rica, S.R.L.	Costa Rica
PT Oil Shipping Trans Indonesia	Indonesia
PT Servicios De Guatemala, Limitada	Guatemala
Redline Oil Services Limited	United Kingdom
Resource Recovery of America, Inc.*	Florida
Schedaero AB	Sweden
Schedaero, Inc.	Delaware
Servicios Auxiliares de México, S. de R.L. de C.V.	Mexico
Servicios WFSE Ecuador C.L.	Ecuador
Spire Flight Solutions (Ireland) Limited	Ireland
Tamlyn Shipping Limited *	United Kingdom
Tank and Marine Engineering Limited	United Kingdom
The Hiller Group Incorporated	Florida
The Lubricant Company Limited	United Kingdom
TM Hawkins Brazil, LLC	Texas
Tobras Distribuidora de Combustíveis Ltda.	Brazil
Tramp Group Limited *	United Kingdom
Tramp Holdings Limited *	United Kingdom
Tramp Oil & Marine (Argentina) S.R.L.	Argentina
Tramp Oil & Marine (Chile), Limitada	Chile
Tramp Oil & Marine (Romania) SRL	Romania
Tramp Oil & Marine Limited *	United Kingdom
Tramp Oil (Brasil) Ltda.	Brazil
Tramp Oil Germany GmbH	Germany
Tramp Oil Participações Ltda.	Brazil
Tramp Oil Schiffahrts-und Handelsgesellschaft mbH & Co.	Germany
Trans-Tec International S.R.L.	Costa Rica
Trans-Tec Mundial Acquisition Company, Limitada	Costa Rica
U.S. Energy Engineering, Inc.	Minnesota

Exhibit 21.1

SUBSIDIARIES OF REGISTRANT (CONTINUED)

Entity Name	Jurisdiction
U.S. Energy Services, Inc.	Minnesota
Western Aviation Products LLC *	Minnesota
Western Petroleum Company	Minnesota
WF Lubricants S.L.	Spain
WFL (UK) Limited	United Kingdom
WFL (UK) II Limited	United Kingdom
WFL Mozambique, Lda	Mozambique
WFS & J Company Limited	Japan
WFS Agencia de Naves, Limitada	Chile
WFS Commercial Consulting (Shanghai) Co., Ltd.	Shanghai, People's Republic of China
WFS Danish Holding Company I ApS *	Denmark
WFS Danish Holding Company I ApS - Norway Branch	Norway
WFS Danish Holding Partnership K/S	Denmark
WFS UK Holding Company II Limited	United Kingdom
WFS UK Holding Company III Limited	United Kingdom
WFS UK Holding Partnership II LP	United Kingdom
WFS UK Holding Partnership III LP	United Kingdom
WFS UK Holding Partnership LP	United Kingdom
WFS US Holding Company I LLC	Delaware
WFS US Holding Company II LLC	Florida
WFS US Holding Company III LLC	Florida
WFS US Holding Company IV, LLC	Florida
WFS US Holding Company V, LLC	Florida
WFS US Holding Company VI, LLC	Florida
WFS US Holding Company VII, LLC	Florida
World Fuel Capital Limited	United Kingdom
World Fuel Cayman Holding Company I	Cayman Islands
World Fuel Cayman Holding Company III	Cayman Islands
World Fuel Cayman Holding Company IV *	Cayman Islands
World Fuel Cayman Holding Company V *	Cayman Islands
World Fuel CX, LLC	Kansas
World Fuel Gas and Power Limited	United Kingdom
World Fuel International S.R.L.	Costa Rica
World Fuel Services (Australia) Pty Ltd	Australia
World Fuel Services (Bahamas) LLC	Bahamas
World Fuel Services (Costa Rica) Limitada *	Costa Rica
World Fuel Services (Denmark) ApS	Denmark
World Fuel Services (KG) Limited Liability Company	Kyrgyzstan
World Fuel Services (Malaysia) Sdn. Bhd.	Malaysia
World Fuel Services (New Zealand) Limited	New Zealand
World Fuel Services (Panama) Limited Liability Company Sociedad de Responsabilidad Limitada *	Panama
World Fuel Services (Singapore) Pte Ltd	Singapore
World Fuel Services (South Africa) (Pty) Ltd	South Africa
World Fuel Services Argentina S.R.L.	Argentina
World Fuel Services Aviation Limited	United Kingdom
World Fuel Services Belgium BVBA	Belgium
World Fuel Services Canada, ULC	Canada
World Fuel Services Chile, Limitada	Chile
World Fuel Services Company, LLC	Florida

Exhibit 21.1

SUBSIDIARIES OF REGISTRANT (CONTINUED)

Entity Name	Jurisdiction
World Fuel Services Company, LLC - Honduras Branch	Honduras
World Fuel Services Corporate Aviation Support Services, Inc.	Delaware
World Fuel Services CZ s.r.o.	Czech Republic
World Fuel Services Europe, Ltd.	United Kingdom
World Fuel Services European Holding Company I, Ltd.	United Kingdom
World Fuel Services Finance Company II S.à.r.L.	Luxembourg
World Fuel Services Finance Company S.à.r.L.	Luxembourg
World Fuel Services France SAS	France
World Fuel Services International (Panama) LLC	Panama
World Fuel Services Italy S.r.L.	Italy
World Fuel Services Japan G.K.	Japan
World Fuel Services Kenya Limited	Kenya
World Fuel Services México, S. de R.L. de C.V.	Mexico
World Fuel Services Pakistan (Pvt.) Limited	Pakistan
World Fuel Services Peru S.R.L.	Peru
World Fuel Services Private Limited	India
World Fuel Services Trading DMCC	United Arab Emirates
World Fuel Services Turkey Petrol Urunleri Dagitim Ve Ticaret Limited Sirketi	Turkey
World Fuel Services, Inc.	Texas
World Fuel Singapore Holding Company I Pte Ltd	Singapore
World Fuel Singapore Holding Company II Pte Ltd	Singapore
Yacht Fuel Services Limited	United Kingdom

*These entities are inactive.